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                                                                EXHIBIT 16.1

October 20, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the Form 8-K dated October 20, 1999 regarding the change in Registrant's Certifying Accountant and concur with the representations made herein.


/s/  Farber and Hass LLP
     Oxnard, California